Former Vice Chairman of Bell Canada Wade Oosterman Joins Calix Board of Directors

Telecommunications luminary Wade Oosterman brings three decades of expertise driving transformation and profitable growth at Canada’s largest telecom companies, further strengthening Calix market leadership amid the ongoing broadband industry disruption

SAN JOSE, CA—August 12, 2024—Calix, Inc. (NYSE: CALX) today announced that Wade Oosterman, former vice chairman of Bell Canada and president of Bell Media, BCE Inc. (NYSE: BCE), has been appointed to its board of directors. Highly regarded as an influential figure in telecommunications, Oosterman will provide valuable counsel as Calix continues transforming the broadband industry with its award-winning innovation portfolio. With the addition of Oosterman to its board, Calix is well positioned to continue its mission of helping broadband service providers (BSPs) of any size simplify their business, innovate for their subscribers, and grow value to benefit their communities for generations.

Oosterman’s experience serving on the boards of Stagwell, Inc. (NASDAQ: STGW), Telephone Data Systems Inc. (NYSE: TDS), EnStream, Ingram Micro, and Virgin Mobile Canada demonstrates his broad perspective and ability to lead strategic decision-making at the highest levels.

With over 30 years of experience and a reputation for driving profitable growth, Oosterman has played pivotal roles at major Canadian telecom companies:

•His leadership was core to the transformative success of BCE, which now holds a commanding position in Canada's telecom industry with a market capitalization of $31 billion.
•Serving as vice chairman of Bell Canada and president of Bell Media, Oosterman led the transformation of overhauling operations across wireless, residential services, and brand management. His strategy in branding, pricing, product development, and marketing contributed to industry-leading financial results.
•With roles as chief brand officer at Bell Canada and chief marketing and brand officer at TELUS Corp, he has extensive knowledge of winning media and messaging strategies.

Currently Oosterman is president and chief executive officer of Peyden Inc., a private investment company with holdings in technology, real estate, and media.
“I worked for Wade while he was the president of Bell Mobility, and we had the opportunity to lead a significant divisional transformation,” said Calix president and chief executive officer, Michael Weening. “Wade inspired me and our team to embrace disruption, change, and outside-the-box thinking to maximize the opportunities and challenges that we faced. With his support, the division went from five years of decline to years of double-digit growth in net subscribers, revenue, and subscriber satisfaction. Today, the broadband industry is being disrupted as legacy network operators grapple with the commoditization of fiber. Every market has multiple fast broadband choices, thereby eliminating speed as a differentiator. In this disruptive paradigm, Wade is the perfect addition to our board. He will support and challenge our team with his unique views and insights as we push legacy boundaries to enable our BSP customers to differentiate and transform through the power of our unique platform, cloud, and managed services. It is an honor to work with Wade again as he joins the Calix board."
“I’m incredibly pleased to join the Calix board of directors,” said Oosterman. “The power of its platform, cloud, and managed services model, evidenced in the company’s ongoing fiscal results and success of its customers, speaks for itself. The Calix leadership team understands that leading its customers through a transformation is hard work but necessary for long-term success in a disrupted market. Together, we will continue to enable BSPs of all sizes to seize this moment of opportunity and build winning business models designed to transform society, one community at a time, for decades to come.”
“Wade has a clear view of the future winning BSP model, and he brings professional experience from startups to large transformations,” said Calix board chairman Carl Russo. “In sum, he is perfectly placed to help us accelerate the transformation that is sweeping through our industry.”
Learn more about the Calix board of directors.
About Calix
Calix, Inc. (NYSE: CALX) – Calix is a platform, cloud, and managed services company. Broadband service providers leverage Calix’s broadband platform, cloud, and managed services to simplify their operations, subscriber engagement, and services; innovate for their consumer, business, and municipal subscribers; and grow their value for members, investors, and the communities they serve.
Our end-to-end platform and managed services democratize the use of data—enabling our customers of any size to operate efficiently, acquire subscribers, and deliver exceptional experiences. Calix is dedicated to driving continuous improvement in partnership with our growing ecosystem to support the transformation of our customers and their communities.

This press release contains forward-looking statements that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting Calix’s business. The reader is cautioned not to rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its quarterly reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC and available at www.sec.gov.

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Press Inquiries:
Alison Crisci
919-353-4323
alison.crisci@calix.com

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Jim Fanucchi
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